U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 3, 2004

                               XYNERGY CORPORATION
                        (formerly known as Raquel, Inc.)
        (Exact name of small business issuer as specified in its charter)

            Nevada                   0-24798                 93-1123005
            ------                   -------                 ----------
(State or other jurisdiction of    (Commission              (IRS Employer
Incorporation)                     File Number)           Identification No.)

            269 So. Beverly Drive, Suite 938, Beverly Hills, CA 90212
                    (Address of principal executive offices)

                                 (310) 274-0086
                         (Registrant's telephone number)


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                            CURRENT REPORT: FORM 8-K

Item 4. Changes in Certified Accountants

            a) On June 3, 2004, the Company dismissed Weinberg & Company, P.A., CPA ("Weinberg") to perform its audit for the fiscal year ended December 31, 2003 for unreasonable delays by Weinberg. Prior to Weinberg's dismissal, Xynergy had delivered several correspondences and communications to Weinberg regarding the consequences of their delays in completing the audit. On May 27, 2004 the Company's symbol commenced trading with an "E" to signify that Xynergy had not yet filed its financials for the year ended December 31, 2003. On June 1, 2004, Xynergy sent a demand letter to Weinberg asking if they would be able to finish the report prior to June 14, 2004. On June 3, 2004, Xynergy delivered a letter to Weinberg, dismissing their services. (Exhibit 10.38) The decision to change independent auditors was approved by the Company's Board of Directors. At this time, the Company has retained outside legal counsel for potential action against Weinberg.

            b) In connection with the audits of the Company's financial statements for the year ended December 31, 2003 and through the subsequent period ended as of the date of this report, there were no disagreements ("Disagreements") as defined in Item 304 (a) (1) (iv) and the instructions to Item 304 of Regulation S-K, as amended, promulgated by the Securities and Exchange Commission ("Regulation S-K") with Weinberg on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of Weinberg, would have caused Weinberg to make reference to the matter in its reports. In addition, during the years ended December 31, 2001 and 2000 and through the subsequent period ended as of the date of this report, there were no reportable events ("Reportable Events") as defined in Item 304 (a) (1) (v) of Regulation S-K. The Company has requested that Weinberg furnish it with a letter addressed to the Securities and Exchange Commission, stating whether it agrees with the above statements, a copy of which is attached as Exhibit 10.39.

            c) On June 16, 2004, the Company engaged Shelly International CPA as its independent auditors for the fiscal year ended December 31, 2003. At no time preceding June 16, 2004 has the Company (or anyone on behalf of the Company) consulted with Shelly International CPA, on matters regarding the (i) application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was the subject of a disagreement with Weinberg or a Reportable Event.

            d) On June 24, 2004 Weinberg delivered the attached letter in response to our 8K filing. The letter does not indicate clearly whether disagreements as defined in Item 304 (a) (1) (iv) and the instructions to
      Item 304 of Regulation S-K referred to above exist. Xynergy management believes that it is more in rebuttal of Exhibit 10.41, a letter dated June 1, 2004.


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            On June 24, 2004, Xynergy prepared the attached letter, Exhibit
      10.42. As of this date, there has been no response. The Company believes that these issues will ultimately be resolved in litigation.

Item 5. Other Events

            Sales & Distribution of Raquel of Beverly Hills Products

      In June, 2004 Xynergy signed a contract with Incredible Discoveries to produce and air infomercials for the Raquel of Beverly Hills cosmetics line.

      Late Filings of 10KSB and 10QSB

      Due to the delays caused by our previous auditors, Weinberg, Xynergy has not yet filed its financials for the 10KSB, nor the 10QSB. (See Item 4 (a) above.) Our symbol is now trading with an "E." Management has considered several options for the Company. Since Xynergy does not qualify for a temporary exemption to file reports (Suspension of Duty to File Reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934 [Form 15]), we will be filing both reports including unaudited financials. However, as soon as the audit is complete, we will file a revised report containing audited financials.

            As of July, 2004 the Company is trading on the Pink Sheets. However, the Company plans to file its 10KSB with audited financials and its 10QSB at which time it plans to return to the Bulletin Board.

Item 7. Financial Statements and Exhibits

(a)   Not applicable.

(b)   Not applicable.

(c)   Exhibits

      10.40 Weinberg letter to SEC dated June 23, 2004

      10.41 Xynergy letter to Weinberg dated June 1, 2004

      10.42 Xynergy letter to Weinberg, dated June 24, 2004

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        XYNERGY CORPORATION
                                        (Registrant)

Dated: July 9, 2004                     By: /s/ Raquel Zepeda
                                           -------------------------------------
                                           Raquel Zepeda,
                                           Chief Executive Officer


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